Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT (this “Agreement”), is entered into as of July 31, 2019 by and among INDEPENDENCE CONTRACT DRILLING, INC., a Delaware corporation (“ICD”), SIDEWINDER DRILLING LLC, a Delaware limited liability company formerly named ICD Operating LLC (“Sidewinder” and, together with ICD, as the context requires, each a “Borrower”, and collectively, the “Borrowers”), the lenders identified on the signature pages hereof (each of such lenders, together with its successors and permitted assigns, is referred to hereinafter as a “Lender”), and U.S. BANK NATIONAL ASSOCIATION, as administrative agent and collateral agent for the Lenders (in such capacities, together with its successors and assigns in such capacities, “Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Credit Agreement, dated as of October 1, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrowers, the Lenders and the Agent, the Lenders made Loans to the Borrowers pursuant to the terms and conditions thereof;

WHEREAS, initially capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Credit Agreement; and

WHEREAS, the Borrowers and the Lenders desire to amend the Credit Agreement in certain respects as more particularly set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties hereto hereby agrees as follow:

1.                  Amendments to Credit Agreement. Subject to the satisfaction of the conditions set forth in Section 2 of this Agreement, the Credit Agreement is hereby amended as follows:

(a)               Section 1.1 of the Credit Agreement is hereby amended by adding the following new definition in the appropriate alphabetical order therefor:

“Stock Purchase Program” means that certain stock repurchase program approved by ICD’s Board of Directors, providing for the repurchase of up to $10,000,000 of Equity Interests of ICD consisting of shares of common stock.

(b)               Section 6.7(d) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(d) the Loan Parties may, so long as each of the Payment Conditions shall be satisfied prior to the making of such repurchase, redemption, acquisition or retirement, consummate repurchases pursuant to the Stock Purchase Program and other repurchases, redemptions or other acquisitions or retirements for value of Equity Interests made or deemed to be made in connection with any exercise, vesting, settlement or exchange, as applicable, of stock options, warrants, restricted stock, restricted stock units or other similar rights in an aggregate amount not to exceed (i) $5,000,000 during any calendar year; provided that ICD may consummate additional repurchases pursuant to the Stock Purchase Program in an aggregate amount not to exceed $5,000,000 during the period from August 2, 2019 through the earlier of the date of termination of the Stock Purchase Program and June 30, 2020; and (ii) $15,000,000 during the term of this Agreement, and”

2.                  Conditions. This Agreement shall become effective as of the date first set forth above upon the satisfaction of each of the following conditions (the “First Amendment Effective Date”):

(a)               the Lenders shall have received counterparts of this Agreement duly executed by the Required Lenders and the Borrowers (it being understood electronic executed copies are sufficient for satisfaction of this subsection (a));

(b)               no Default or Event of Default shall have occurred and be continuing;

(c)               all representations and warranties made by each Loan Party contained herein and in the other Loan Documents shall be true and correct in all material respects, in each case, with the same effect as though such representations and warranties had been made on and as of the date hereof; provided that in the case of any representation or warranty that expressly relates to a given date or period, such representation and warranty shall be true and correct in all material respects as of the respective date or for the respective period, as the case may be; provided, further, that if any of the representations are qualified by or subject to a “material adverse effect”, “material adverse change” or similar term or qualification, such representations shall be true and correct in all respects; and

(d)               the Borrowers shall have paid the reasonable fees, charges and disbursements of counsel to the Agent and the Lenders incurred prior to the date hereof or in connection with this Agreement.

3.                  Representations and Warranties of Loan Parties. Each Loan Party hereby represents and warrants to the Lenders as follows:

(a)               it (i) is duly organized and existing and in good standing under the laws of the jurisdiction of its organization, (ii) is qualified to do business in any state where the failure to be so qualified could reasonably be expected to result in a Material Adverse Effect, and (iii) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into this Agreement and to carry out the transactions contemplated hereby and by the Credit Agreement as amended hereby;

(b)               the execution and delivery of this Agreement, and the performance by it of this Agreement and the Credit Agreement as amended hereby, (i) have been duly authorized by all necessary action on the part of such Loan Party and (ii) do not and will not (A) violate any material provision of federal, state, or local law or regulation applicable to such Loan Party or its Subsidiaries, the Governing Documents of such Loan Party or its Subsidiaries, or any order, judgment, or decree of any court or other Governmental Authority binding on such Loan Party or its Subsidiaries, (B) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Material Contract of such Loan Party or its Subsidiaries where any such conflict, breach or default could individually or in the aggregate reasonably be expected to have a Material Adverse Effect, (C) result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of such Loan Party, other than Permitted Liens, (D) require any approval of any holder of Equity Interests of such Loan Party or any approval or consent of any Person under any material agreement of any Loan Party, other than consents or approvals that have been obtained and that are still in force and effect and except, in the case of material agreements, for consents or approvals, the failure of which to obtain could not individually or in the aggregate reasonably be expected to cause a Material Adverse Effect, or (E) require any registration with, consent, or approval of, or notice to or other action with or by, any Governmental Authority, other than registrations, consents, approvals, notices, or other actions that have been obtained and that are still in force and effect;

(c)               this Agreement and the Credit Agreement as amended hereby are the legally valid and binding obligations of such Loan Party, enforceable against such Loan Party in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally; and

(d)               the representations and warranties contained in Section 4 of the Credit Agreement are true and correct in all material respects, in each case, with the same effect as though such representations and warranties had been made on and as of the First Amendment Effective Date; provided that in the case of any representation or warranty that expressly relates to a given date or period, such representation and warranty shall be true and correct in all material respects as of the respective date or for the respective period, as the case may be; provided, further, that if any of the representations are qualified by or subject to a “material adverse effect”, “material adverse change” or similar term or qualification, such representations shall be true and correct in all respects.

4.                  Choice of Law and Venue; Jury Trial Waiver. THIS AGREEMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING CHOICE OF LAW AND VENUE AND JURY TRIAL WAIVER SET FORTH IN SECTION 12 OF THE CREDIT AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

5.                  Binding Effect. This Agreement shall be binding upon each Loan Party and shall inure to the benefit of the Agent and the Lenders.

6.                  Effect on Loan Documents; Ratification.

(a)               Except as expressly amended or otherwise modified hereby, the Credit Agreement and all documents, instruments and agreements related thereto, including, but not limited to, the other Loan Documents, and the grant by each of the Grantors (as defined in the Guaranty and Security Agreement) to the Agent, for the benefit of each member of the Lender Group, of a continuing security interest in any and all right, title and interest of each Grantor in and to all of the Collateral (as defined in the Guaranty and Security Agreement), are hereby ratified and confirmed in all respects and shall continue in full force and effect. No amendment, consent or waiver herein granted or agreement herein made shall extend beyond the terms expressly set forth herein for such amendment, consent, waiver or agreement, as the case may be, nor shall anything contained herein be deemed to imply any willingness of the Agent or the Lenders to agree to, or otherwise prejudice any rights of the Agent or the Lenders with respect to, any similar amendments, consents, waivers or agreements that may be requested for any future period, and this Agreement shall not be construed as a waiver of any other provision of the Loan Documents or to permit any Borrower or any other Loan Party to take any other action which is prohibited by the terms of the Credit Agreement and the other Loan Documents. Each Loan Party hereby ratifies and reaffirms the validity and enforceability of all of the Liens and security interests heretofore granted and pledged by such Loan Party pursuant to the Loan Documents to the Agent, on behalf and for the benefit of the Lender Group, as collateral security for the Obligations, and acknowledges that all of such Liens and security interests, and all Collateral heretofore granted, pledged or otherwise created as security for the Obligations continue to be and remain collateral security for the Obligations from and after the date hereof. Each of the Guarantors hereby acknowledges and consents to this Agreement and agrees that the Guaranty and Security Agreement and all other Loan Documents to which such Guarantor is a party remain in full force and effect, and each of the Guarantors confirms and ratifies all of its Obligations thereunder.

(b)               Each reference in the Credit Agreement or any other Loan Document to this “Agreement”, “hereunder”, “herein”, “hereof”, “thereunder”, “therein”, “thereof”, or words of like import referring to the Credit Agreement or any other Loan Document shall mean and refer to such agreement as supplemented by this Agreement.

7.                  Miscellaneous.

(a)               This Agreement is a Loan Document. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

(b)               Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

(c)               Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

(d)               Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against any member of the Lender Group or any Loan Party, whether under any rule of construction or otherwise. This Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

(e)               The pronouns used herein shall include, when appropriate, either gender and both singular and plural, and the grammatical construction of sentences shall conform thereto.

(f)                This Agreement shall be subject to the rules of construction set forth in Section 1.4 of the Credit Agreement, and such rules of construction are incorporated herein by this reference, mutatis mutandis.

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IN WITNESS WHEREOF, each Loan Party and the Required Lenders have caused this Agreement to be duly executed by its authorized officer as of the day and year first above written.

BORROWERS:	INDEPENDENCE CONTRACT DRILLING, INC., a Delaware corporation By: /s/ Philip A. Choyce Name: Philip A. Choyce Title: Executive Vice President & Chief Financial Officer

SIDEWINDER DRILLING LLC (formerly named ICD Operating LLC), a Delaware limited liability company

By: /s/ Philip A. Choyce
Name: Philip A. Choyce

Title: Executive Vice President & Chief Financial Officer

[First Amendment to ICD Credit Agreement]

LENDERS:	MSD PCOF PARTNERS IV, LLC

	By:	/s/ Kenneth Gerold
	Name:	Kenneth Gerold
	Title:	Vice President

[First Amendment to ICD Credit Agreement]